SHAREHOLDER SERVICING AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDER SERVICING AGREEMENT is made as of February 20, 2014, and is amended and restated as of December 16, 2021, by and among ALLSPRING FUNDS TRUST, a Delaware statutory trust (the “Trust”) on behalf of each series of the Trust now or hereafter identified on Schedule I (each, a “Fund” and collectively, the “Funds”), ALLSPRING FUNDS DISTRIBUTOR, LLC, a Delaware limited liability company (the “AFD”) and ALLSPRING FUNDS MANAGEMENT, LLC, a Delaware limited liability company (“AFM”).  AFD and AFM shall together be referred to as “Allspring”.  Absent written notification to the contrary by either the Trust or Allspring, each new series of the Trust established in the future and for which the Service Plan (as defined below) has been adopted shall automatically become a “Fund” for all purposes hereunder as if set forth on Schedule I.
WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, the Trust, pursuant to its shareholder servicing plan (the “Service Plan”), desires to retain AFD and AFM to provide or engage other entities to provide certain shareholder support services to beneficial owners of the Fund’s shares (the “Clients”);
WHEREAS, AFD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”) and serves as the principal underwriter for the Funds; and
WHEREAS, AFM is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and serves as the investment adviser and administrator for the Funds;
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

Services as Shareholder Servicing Agent.

1.1
Allspring will provide to its Clients shareholder services and may provide sub-accounting, record-keeping, and other administrative services as may from time to time be reasonably requested by the Trust or its Clients, including, but not limited to, the services listed in Schedule II to this Agreement (the “Services”).

1.1.1
Allspring may sub-contract a portion of the Services to DST Asset Manager Solutions, Inc. (formerly Boston Financial Data Services, Inc., “DST”) to assist in the execution of Allspring’s duties to provide Services to Clients that establish and maintain accounts directly on the books and records of the Funds’ transfer agent (“Direct-to-Fund Investors”); provided, however, that the sub-contracting with such person shall not relieve Allspring of its responsibilities or liabilities hereunder. The cost of performance of such duties performed by DST will be borne and paid by Allspring. No obligation may be imposed on the Trust in any such respect. Allspring shall supervise the activities of DST in connection with the execution of its duties and obligations to provide Services to Direct-to-Fund Investors hereunder. In connection with the arrangement with DST, Allspring shall refund to applicable share classes of Funds in which Direct-to-Fund Investors pay a fee for Services under the Service Plan such amounts as may be agreed upon from time to time between Allspring and the Trust, with the approval of the Trust’s Board of Trustees. Allspring shall provide all Services to Direct-to-Fund Investors that are not sub-contracted to DST.
1.2
In connection with all matters relating to this Agreement, Allspring agrees to comply with all applicable federal and state laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act and the Advisers Act and the regulations of FINRA (“Applicable Law”).
1.3
The Trust shall furnish from time to time, for use in connection with the Services provided pursuant to this Agreement, such information with respect to the Funds as Allspring may reasonably request and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent.
1.4
Allspring will be compensated for the Services rendered hereunder, to the extent permitted by the Service Plan.  Allspring shall prepare reports for the Board of Trustees of the Trust (the “Board”) regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports of the amounts expended pursuant to the Service Plan and the purposes for which such expenditures were made.
1.5
Allspring may execute and deliver written, third-party agreements based substantially on the form of Administrative and Shareholder Servicing Agreement attached as Appendix C to the Service Plan, duly approved by the Board with banks, investment advisers, and other financial institutions that are holders of record or have a servicing relationship with Clients (the “Third-Party Servicing Agents”) to provide the Services to their Clients.  AFD may execute and deliver written, third-party agreements with broker-dealers that are holders of record or have a servicing relationship with Clients, based substantially on the form duly approved by the Board under the Distribution Plan.  Allspring also may enter into such agreements based on such additional forms of agreement as it deems appropriate, provided that Allspring determines that the Trust’s and the Funds’ responsibility or liability to any person on account of any acts or statements of any such Third-Party Servicing Agent under any such form of agreement do not exceed their responsibility or liability under the form(s) approved by the Board, and provided further that Allspring determines that the overall terms of any such form of agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board.  In entering into and performing under such agreements, Allspring shall act as principal and not as agent for the Trust or any Fund.
2.
 Representations and Undertakings.
2.1
The Trust represents to Allspring that all registration statements filed by the Trust with the SEC under the 1933 Act, with respect to Shares have been prepared in conformity with the requirements of the 1933 Act and rules and regulations of the SEC thereunder.
2.2
The Trust represents and warrants to Allspring that any registration statement, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement will be true and correct when such registration statement becomes effective; and that no registration statement, when such registration statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust authorizes Allspring and authorized banks, broker/dealers and other financial institutions to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of Shares and represented by the Trust as being the then-current form of prospectus or then-current form of statement of additional information.
2.3  No Shares shall be offered by either Allspring or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.3 shall in any way restrict or have any application to or bearing upon the Trust’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust’s prospectus or Declaration of Trust.
2.4  The Trust agrees to advise Allspring as soon as reasonably practicable of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement then in effect or of the initiation of any proceeding for that purpose.
3.
Indemnification.
3.1  The Trust agrees to indemnify, defend and hold Allspring, its several officers and directors, and any person who controls Allspring within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Allspring, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or necessary to make any statement in such documents not misleading; provided, however, that the Trust’s agreement to indemnify Allspring, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or in any financial or other statements in reliance upon and in conformity with any information furnished to the Trust by Allspring or any affiliate thereof and used in the preparation thereof; and further provided that the Trust’s agreement to indemnify Allspring, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Trust or its shareholders to which Allspring, its officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of Allspring’s, its officer’s or director’s, or any such controlling person’s duties, or by reason of Allspring’s, its officer’s or director’s, or any such controlling person’s reckless disregard of its obligations and duties under this Agreement.
3.2  Allspring agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by Allspring or any affiliate thereof to the Trust or its counsel and used in the Trust’s registration statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by Allspring or any affiliate thereof to the Trust or its counsel required to be stated in such answers or necessary to make such information not misleading or (b) any alleged willful misfeasance, bad faith or negligence in the performance of Allspring’s obligations and duties under the Agreement or by reason of its alleged reckless disregard thereof.
4.
Confidentiality.
Allspring agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and/or the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when so requested by the Trust or after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Allspring may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities.
In accordance with Regulation S-P, Allspring will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any shareholder; provided, however, that Allspring and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Allspring, or as may be permitted by law.  Allspring agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

5.
Anti-Money Laundering Program.
AFD represents and warrants that it (a) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Trust promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of which it learns.
6.
Limitations of Liability.
Except as provided in paragraph 3.2, Allspring shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.
7.
Term.
This Agreement shall become effective on the date of its execution and may be terminated at any time on 30 days’ written notice to the other parties (which notice may be waived by the other parties).
8.
Release.
The names “Allspring Funds Trust” and “Trustees of Allspring Funds Trust” refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally.  All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities.  All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.
9.
Miscellaneous.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

This Agreement shall be governed by the laws of the State of Delaware.
10.
Notices.
Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice.  Until further notice, it is agreed that the address of the Trust shall be Allspring Funds Trust, 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Secretary, and that of Allspring shall be Allspring Funds Management, LLC, 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Secretary.

11.  Counterparts.

This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ALLSPRING FUNDS TRUST
on behalf of the Funds

By:
Name:  Matthew Prasse
Title:    Secretary

ALLSPRING FUNDS DISTRIBUTOR, LLC

By:
Name:  Loriani Eckerle
Title:    President

ALLSPRING FUNDS MANAGEMENT, LLC

By: ________________________________
Name:  Andrew Owen
Title:    President

SCHEDULE I
SHAREHOLDER SERVICING AGREEMENT
ALLSPRING FUNDS TRUST

100% Treasury Money Market Fund
Absolute Return Fund
Adjustable Rate Government Fund
Alternative Risk Premia Fund
Asset Allocation Fund
California Limited-Term Tax-Free Fund
California Tax-Free Fund
Common Stock Fund
Conservative Income Fund
Core Bond Fund
Core Plus Bond Fund
Disciplined Small Cap Fund
Disciplined U.S. Core Fund
Discovery All Cap Growth Fund1
Discovery Innovation Fund2
Discovery Large Cap Growth Fund3
Discovery Mid Cap Growth Fund4
Discovery Small Cap Growth Fund
Discovery SMID Cap Growth Fund5
Diversified Capital Builder Fund
Diversified Income Builder Fund
Emerging Growth Fund
Emerging Markets Equity Fund
Emerging Markets Equity Income Fund
Global Investment Grade Credit Fund
Global Long/Short Equity Fund
Government Money Market Fund
Government Securities Fund
Growth Fund

1
On May 29, 2024, the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Discovery All Cap Growth Fund into the Allspring Growth Fund effective on or about July 26, 2024.
2
On May 29, 2024, the Board of Trustees of Allspring Funds Trust approved the name change of Allspring Discovery Innovation Fund to Allspring Innovation Fund effective on or about August 9, 2024.
3
On May 29, 2024, the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Discovery Large Cap Growth Fund into the Allspring Large Cap Growth Fund effective on or about July 26, 2024.
4
On May 29, 2024, the Board of Trustees of Allspring Funds Trust approved the name change of Allspring Discovery Mid Cap Growth Fund to Allspring Mid Cap Growth Fund effective on or about August 9, 2024.
5
On May 29, 2024, the Board of Trustees of Allspring Funds Trust approved the name change of Allspring Discovery SMID Cap Growth Fund to Allspring SMID Cap Growth Fund effective on or about August 9, 2024.
6
On May 29, 2024, the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Heritage Money Market Fund into the Allspring Government Money Market Fund effective on or about August 16, 2024.

Heritage Money Market Fund6
High Yield Bond Fund
High Yield Municipal Bond Fund
Income Plus Fund
Index Asset Allocation Fund
Index Fund
Intermediate Tax/AMT-Free Fund
International Equity Fund
Large Cap Core Fund
Large Cap Growth Fund
Large Cap Value Fund
Large Company Value Fund
Managed Account CoreBuilder Shares - Series CP
Managed Account CoreBuilder Shares – Series EM
Managed Account CoreBuilder Shares – Series EPI
Managed Account CoreBuilder Shares - Series M
Minnesota Tax-Free Fund
Money Market Fund
Municipal Bond Fund
Municipal Sustainability Fund
National Tax-Free Money Market Fund
Opportunity Fund
Pennsylvania Tax-Free Fund
Precious Metals Fund
Premier Large Company Growth Fund
Real Return Fund
Short Duration Government Bond Fund
Short-Term Bond Plus Fund
Short-Term High Income Fund
Short-Term Municipal Bond Fund
Small Company Growth Fund
Small Company Value Fund
Special Global Small Cap Fund
Special International Small Cap Fund
Special Large Cap Value Fund
Special Mid Cap Value Fund
Special Small Cap Value Fund
Spectrum Aggressive Growth Fund
Spectrum Conservative Growth Fund
Spectrum Growth Fund
Spectrum Income Allocation Fund
Spectrum Moderate Growth Fund
Strategic Municipal Bond Fund

Treasury Plus Money Market Fund
Ultra Short-Term Income Fund
Ultra Short-Term Municipal Income Fund
U.S. Long/Short Equity Fund7
Utility and Telecommunications Fund
Wisconsin Tax-Free Fund

Schedule I amended: May 29, 2024

7
On May 29, 2024, the Board of Trustees of Allspring Funds Trust approved the liquidation and termination of the Allspring U.S. Long/Short Equity Fund effective on or about July 26, 2024.

SCHEDULE II
Services
1)
Establish and maintain accounts relating to Clients that invest in Shares;
2)
Answer Client inquiries regarding account status and history, and the manner in which purchases, exchanges and redemptions of Shares may be effected;
3)
Assist Clients in designating and changing dividend options (as available), account designations and addresses;
4)
Process and verify purchase, redemption and exchange transactions;
5)
Process and verify the wiring or other transfer of funds to and from Client accounts in connection with Client orders to purchase or redeem Shares;
6)
Provide necessary personnel and facilities to establish and maintain Client accounts and records, respond to questions with respect to the Funds; and
7)
Provide such other shareholder liaison or related services as the Funds or a Client may reasonably request.